Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Turtle Beach Corporation
Valhalla, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File No. 333-188389 and File No. 333-173017) and Form S-8 (File No. 333-171838, File No. 333-181653, File No. 333-188390 and File No. 333-193982) of Turtle Beach Corporation of our report dated March 30, 2016, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Stamford, Connecticut
March 30, 2016